RENTAL AGREEMENT

This Rental Agreement shall evidence the complete terms and conditions under which the parties whose signatures appear below have agreed. Lessor, Elica Valentinova, shall be  referred to as "LESSOR" and Lessee, Unicobe Corp., shall be referred to as  "LESSEE." As consideration for this agreement, LESSOR agrees to lease to LESSEE and LESSEE  agrees to rent from LESSOR for use solely as an office, the premises located at st. "Viskyar Planina" 8 in the city of Sofia, Bulgaria 1407.

1.       TERMS: LESSEE agrees to pay in $150 per month on the end of each month. This Agreement is made for one year: from November 1, 2015 to April 30, 2016, if other is not agreed between LESSOR and LESSEE.

2.      PAYMENTS: Rent and/or other charges are to be paid at method designated by the LESSOR as follows:

wire transfer. All payments are to be made by wire transfer. All payments are to be made payable to the following bank details, if other is not agreed between LESSOR and LESSEE:

Bank: Unicredit Bank

pl. Sveta Nedelq no:7, gr. Sofia 1000, Bulgaria

SWIFT/BIC UNCRBGSF

IBAN: BG40 UNCR 7000 4522 2500 27

3.      UTILITIES: LESSEE agrees to pay all utilities and/or services based upon occupancy of the premises.

4.      PETS: No animal, fowl, fish, reptile, and/or pet of any kind shall be kept on or about the premises, for any amount of time, without obtaining the prior written consent and meeting the requirements of the LESSOR. Such consent if granted, shall be revocable at LESSOR'S option upon giving a 30 day written notice.

5.      DESTRUCTION OF PREMISES: If the premises become totally or partially destroyed during the term of this Agreement so that LESSEE'S use is seriously impaired, LESSOR or LESSEE may terminate this Agreement immediately upon three day written notice to the other.

6.      CONDITION OF PREMISES: LESSEE acknowledges that he has examined the premises and that said premises, all fixtures, plumbing, heating provided by LESSOR are all clean, and in good satisfactory condition except as may be indicated elsewhere in this Agreement. LESSEE agrees to keep the premises and all items in good order and good condition and to immediately pay for costs to repair and/or replace any portion of the above damaged by LESSEE. At the termination of this Agreement, all of above items in this provision shall be returned to LESSOR in clean and good condition except for reasonable wear and tear and the premises shall be free of all personal property and trash not belonging to LESSOR. It is agreed that all dirt, holes, tears, burns, and stains of any size or any other part of the premises, do not constitute reasonable wear and tear.

7.      CHANGE OF TERMS: The terms and conditions of this agreement are subject to future change by

LESSOR after the expiration of the agreed lease period upon 30-day written notice setting forth such change and delivered to LESSEE. Any changes are subject to laws in existence at the time of the Notice of Change Of Terms.

8.      TERMINATION: After expiration of the leasing period, this agreement is automatically renewed from month to month, but may be terminated by either party giving to the other a 30-day written notice of intention to terminate. The premises shall be considered vacated only after all areas including storage areas are clear of all LESSEE'S belongings, and keys and other property furnished for LESSEE'S use are returned to LESSOR. Should the LESSEE hold over beyond the termination date or fail to vacate all possessions on or before the termination date, LESSEE shall be liable for additional rent and damages which may include damages due to LESSOR'S loss of prospective new renters.

9.      POSSESSION: If LESSOR is unable to deliver possession of the residence to LESSEES on the agreed date, because of the loss or destruction of the residence or because of the failure of the prior LESSEEs to vacate or for any other reason, the LESSEE and/or LESSOR may immediately cancel and terminate this agreement upon written notice to the other party at their last known address, whereupon neither party shall have liability to the other, and any sums paid under this Agreement shall be refunded in full. If neither party cancels, this Agreement shall be prorated and begin on the date of actual possession.

10.   RIGHT OF ENTRY AND INSPECTION: LESSOR may enter, inspect, and/or repair the premises at any time in case of emergency or suspected abandonment. LESSOR shall give 24 hours advance notice and may enter for the purpose of showing the premises during normal business hours to prospective renters, buyers, lenders, for smoke alarm inspections, and/or for normal inspections and repairs. LESSOR is permitted to make all alterations, repairs and maintenance that in LESSOR'S judgment is necessary to perform.

11.   ASSIGNMENT: LESSEE agrees not to transfer, assign or sublet the premises or any part thereof.

12.   PARTIAL INVALIDITY: Nothing contained in this Agreement shall be construed as waiving any of the

LESSOR'S or LESSEE'S rights under the law. If any part of this Agreement shall be in conflict with the law, that part shall be void to the extent that it is in conflict, but shall not invalidate this Agreement nor shall it affect the validity or enforceability of any other provision of this Agreement.

13.   NO WAIVER: LESSOR'S acceptance of rent with knowledge of any default by LESSEE or waiver by

LESSOR of any breach of any term of this Agreement shall not constitute a waiver of subsequent breaches. Failure to require compliance or to exercise any right shall not be constituted as a waiver by LESSOR of said term, condition, and/or right, and shall not affect the validity or enforceability of any provision of this Agreement.

14.   JOINTLY AND SEVERALLY: The undersigned LESSEE is jointly and severally responsible and liable for all obligations under this agreement.

15.   ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between LESSOR and

LESSEE. No oral agreements have been entered into, and all modifications or notices shall be in writing to be valid.

16.   RECEIPT OF AGREEMENT: The undersigned LESSEES have read and understand this

Agreement.

Dated: October 15, 2015

LESSO'S Signature _/s/ Elica Valentinova Mitreva

Elica Valentinova Mitreva

LESSEE'S Signature /s/ Anatoliy Kanev

Unicobe Corp.

Anatoliy Kanev